SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                     May 16, 2000




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)



675 McDonnell Boulevard, St. Louis, MO                       63134
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number,                         (314) 654-2000
    including area code

Item 5.  Other Events
Two press releases were issued May 8, 2000. The relevant portion of the text of the first release was as follows.
(*) Indicates registered trademark


NYCOMED AMERSHAM, MALLINCKRODT AGREE ON ULTRASOUND PATENT SETTLEMENT, ANNOUNCE JOINT DEVELOPMENT OF EXISTING ULTRASOUND PRODUCTS

Buckinghamshire, England, and St. Louis, Missouri, USA, May 8, 2000 Nycomed Amersham plc (LSE:NAM and NYSE:NYE) and Mallinckrodt Inc. (NYSE:MKG) announced today that a major intellectual property settlement has been agreed to by the two companies; Molecular Biosystems Inc. (NYSE:MB), Mallinckrodt's ultrasound contrast product development partner; and SONUS Pharmaceuticals Inc. (Nasdaq:SNUS).

     The agreement covers all markets around the world with the exception of the Pacific Rim and resolves key intellectual property disputes among the parties, including ultrasound bubble composition.

     Under terms of the settlement, Nycomed Amersham will receive from Mallinckrodt a US$10m up-front license fee as well as royalties of an undisclosed amount on future ultrasound contrast product sales. Nycomed Amersham will also receive immediate joint access to OPTISON(*), the ultrasound contrast agent currently marketed by Mallinckrodt for diagnosis of cardiac wall abnormalities. The two companies have also agreed to collaborate on further joint development and commercialization of Mallinckrodt's OPTISON and of Nycomed Amersham's SONAZOID. In return, Nycomed Amersham grants Mallinckrodt a non-exclusive license under the Nycomed and SONUS patents and Mallinckrodt and Molecular Biosystems grant Nycomed Amersham and SONUS the right to practice under their patents.

     Nycomed Amersham Chief Executive Bill Castell, said, "The multi-party settlement brings to an end significant litigation, confirms the strength of our ultrasound intellectual property and provides clarity
to the key claims required to practice in the field.   We are pleased
to be working with Mallinckrodt in the co-promotion and future development of OPTISON alongside our own product SONAZOID, currently undergoing regulatory review in Europe and the United States. By combining our efforts, we maximize the opportunities in this potentially large market. Co-promotion of OPTISON allows Nycomed Amersham immediate entry into the ultrasound market."

     Mallinckrodt Chairman and Chief Executive Officer Ray Holman, said, "We are delighted to have this litigation resolved and to now be partnering with Nycomed Amersham in the ultrasound field as we seek to develop additional cardiology and radiology indications beyond those existing today. Our two companies have already made major investments to develop the ultrasound contrast field and recognize that future development efforts designed to enhance the utility of ultrasound as a diagnostic tool can be best served by our sharing in the risks as well
as the opportunities that exist for this important modality.   The
settlement and linked collaboration reaffirm the commitment our two companies have to bring innovative products to the market that will help to improve healthcare for patients worldwide. This business model is extremely appropriate and desirable in today's environment of complex regulatory issues and increasing healthcare costs and needs."

     Nycomed Amersham plc is a world leader in in-vivo diagnostic imaging and in life sciences. The company has annual sales of GBP 1.3 billion and around 8,500 employees worldwide. For further information, visit our website at www.nycomed-amersham.com.

     Mallinckrodt Inc. is a global manufacturer and marketer of specialty medical products designed to sustain breathing, diagnose disease and relieve pain. Named one of America's most admired medical products and equipment companies by Fortune magazine, Mallinckrodt does business in more than 100 countries. In fiscal 1999, combined net sales were $2.6 billion for Mallinckrodt's respiratory, imaging and pharmaceutical product lines. Based in St. Louis, Missouri, Mallinckrodt's website address is www.mallinckrodt.com.

This news release contains forward-looking statements that involve risks and uncertainties. These statements are based on current expectations; actual results may differ materially. Among the factors that could cause actual results to differ materially from those projected are the following: the effect of business and economic conditions; the impact of competitive products and continued pressure on prices realized by the company for its products; constraints on supplies of raw materials used in manufacturing certain of the company's products; capacity constraints limiting the production of certain products; difficulties or delays in the development, production, testing, and marketing of products; difficulties or delays in receiving required governmental or regulatory approvals; market acceptance issues including the failure of products to generate anticipated sales levels; difficulties in rationalizing acquired businesses and in realizing related cost savings and other benefits; the effects of and changes in trade, monetary and fiscal policies, laws and regulations; foreign exchange rates and fluctuations in those rates; the costs and effects of legal and administrative proceedings, including environmental proceedings and patent disputes involving the company; and the risk factors reported from time to time in the company's SEC reports. The company undertakes no obligation to update any forward-looking statements as a result of future events or developments.

                                 # # #



The relevant portion of the text of the second release was as follows.

MOLECULAR BIOSYSTEMS, MALLINCKRODT ANNOUNCE
RESTRUCTURING OF OPTISON(*) AGREEMENT

ST. LOUIS, Mo., and SAN DIEGO, Calif. -- May 8, 2000 -- Molecular
Biosystems, Inc. (OTCBB:MBIO) and Mallinckrodt Inc. (NYSE:MKG) announced today the restructuring of their agreement concerning
OPTISON(*), the only U.S. Food and Drug Administration-approved intravenous ultrasound contrast agent. Under the terms of the agreement, Mallinckrodt will assume full control of the OPTISON business, including responsibility for intellectual property disputes, clinical development, manufacturing and real estate.

     The announcement about the restructured agreement between Molecular Biosystems and Mallinckrodt follows an earlier news release on Monday that a settlement had been reached in three ongoing patent disputes in Washington, DC, Seattle, WA, and Europe between Nycomed Amersham plc (LSE:NAM; NYSE:NYE), Mallinckrodt, Molecular Biosystems
(MBI) and SONUS Pharmaceuticals Inc. (Nasdaq:SNUS). In addition, Nycomed and Mallinckrodt announced the formation of an alliance in the ultrasound business for the development and marketing of ultrasound contrast agents, starting with OPTISON.

    As a result of Molecular Biosystems and Mallinckrodt's restructured agreement, MBI will receive an ongoing royalty of 5 percent on sales of ultrasound contrast agents by Mallinckrodt and Nycomed in the Mallinckrodt territory, which is worldwide, excluding Japan, South Korea and Taiwan. In addition, MBI will pay a total of $7 million to Mallinckrodt as part of the intellectual property settlement, $3 million of which will be paid initially.

     Chugai Pharmaceuticals, one of the six largest pharmaceutical companies in Japan, is MBI's partner for Japan, South Korea and Taiwan. Japan is estimated to be the second largest market for contrast agents in the world. Chugai recently initiated Phase III studies for both the myocardial perfusion indication and for liver imaging, the latter regarded by independent experts as the primary opportunity in Japan. MBI receives a 28 percent royalty plus certain milestone payments from Chugai and has no manufacturing or clinical development responsibilities.

     Molecular Biosystems' Chief Executive Officer Bobba Venkatadri, commented, "It was necessary to restructure our agreement with Mallinckrodt at this time to limit our current expenses and ensure the potential for future shareholder value. It was a very difficult decision. However, because of the slow ramp-up of OPTISON sales in the U.S. and Europe and escalating legal expenses to Molecular Biosystems (in excess of 40% of MBI's current expenses), management and the Board of Directors determined that it was in the best interest of the shareholders to take this action. We are pleased that OPTISON will be co-promoted by two world leaders in the contrast media business and look forward to the financial benefit of this new alliance. With the new agreement, MBI can focus its efforts going forward on assisting Chugai with its development of FS069 and can also pursue several strategic alternatives with regard to corporate development which now become available to us."

     Mallinckrodt Imaging Group President Bradley J. Fercho said, "Mallinckrodt's restructured agreement with Molecular Biosystems, coupled with our agreement with Nycomed Amersham, provide exciting opportunities for enhancing the development of additional cardiology and radiology indications beyond those existing today in the ultrasound field. We have made major investments to develop the ultrasound field and to enhance the utility of ultrasound as a diagnostic tool and are excited about the potential for the future. The plans for making the transition in our working relationship with Molecular Biosystems will be completed in the near future."

     MBI, based in San Diego, California, is a world leader in developing contrast agents for diagnostic imaging. Its innovative product, OPTISON, enables improved diagnosis of heart disease through clearer ultrasound images.

     Mallinckrodt Inc. is a global manufacturer and marketer of specialty medical products designed to sustain breathing, diagnose disease and relieve pain. Named one of America's most admired medical products and equipment companies by Fortune magazine, Mallinckrodt does business in more than 100 countries. In fiscal 1999, combined net sales were $2.6 billion for Mallinckrodt's respiratory, imaging and pharmaceutical product lines. Based in St. Louis, Missouri, Mallinckrodt's website address is <www.mallinckrodt.com>.

This news release contains forward-looking statements that involve risks and uncertainties. These statements are based on current expectations; actual results may differ materially. Among the factors that could cause actual results to differ materially from those projected are the following: the effect of business and economic conditions; the impact of competitive products and continued pressure on prices realized by the company for its products; constraints on supplies of raw materials used in manufacturing certain of the company's products; capacity constraints limiting the production of certain products; difficulties or delays in the development, production, testing, and marketing of products; difficulties or delays in receiving required governmental or regulatory approvals; market acceptance issues, including the failure of products to generate anticipated sales levels; difficulties in rationalizing acquired businesses and in realizing related cost savings and other benefits; the effects of and changes in trade, monetary and fiscal policies, laws and regulations; foreign exchange rates and fluctuations in those rates; the costs and effects of legal and administrative proceedings, including environmental proceedings and patent disputes involving the company; difficulties or delays in addressing "Year 2000" problems in the company's operations, or the inability of a major supplier or customer to continue operations due to such problems; and the risk factors reported from time to time in the company's SEC reports. The company undertakes no obligation to update any forward-looking statements as a result of future events or developments.

                              # # #

Mallinckrodt Inc.



ROGER A. KELLER
Vice President, Secretary
and General Counsel

DATE: May 16, 2000